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CLIENT/MATTER NUMBER

045952-0199

January 9, 2015

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement (the “Registration Statement”) on Form S-3 (SEC File No. 333-195386) of 22nd Century Group, Inc. (the “Company”), including the Prospectus constituting a part thereof (as supplemented by Prospectus Supplement dated January 9, 2015, the “Prospectus”), relating to the issuance and sale by the Company from time to time of up to 300,000 shares of the Company’s common stock, $0.00001 par value (the “Common Stock”).

As counsel to the Company in connection with the proposed issuance and sale of the Common Stock, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Nevada.

Based upon the foregoing, we are of the opinion that the shares of Common Stock offered by the Company under the Registration Statement have been duly authorized, and when duly issued and delivered against consideration therefor as provided in the Prospectus, will be legally issued, fully paid and nonassessable.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

22nd Century Group, Inc.

January 9, 2015

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP